Exhibit 99.1

UNITED STATES COMMODITY FUNDS LLC
General Partner of the United States Gasoline Fund, LP

March 31, 2009

Dear United States Gasoline Fund, LP Investor,

Enclosed with this letter is your copy of the 2008 financial statements for the United States Gasoline Fund, LP (ticker symbol “UGA”). We have mailed this statement to all investors in UGA who held shares as of December 31, 2008 to satisfy our annual reporting requirement under federal commodities laws. In addition, we have enclosed a copy of the current United States Gasoline Fund, LP’s Privacy Policy. Additional information concerning UGA’s 2008 results may be found by referring to the Annual Report on Form 10-K (the “Form 10-K”), which has been filed with the U.S. Securities and Exchange Commission (the “SEC”). You may obtain a copy of the Form 10-K by going to the SEC’s website at www.sec.gov, or by going to UGA’s own website at www.unitedstatesgasolinefund.com. You may also call UGA at 1-800-920-0259 to speak to a representative and request additional material, including a current UGA Prospectus.

United States Commodity Funds LLC is the general partner of the United States Gasoline Fund, LP. United States Commodity Funds LLC is also the general partner and manager of several other commodity based exchange traded security funds that are structured like UGA. These other funds are referred to in the attached financial statements and include:

United States Oil Fund, LP	(ticker symbol: USO)
United States Natural Gas Fund, LP	(ticker symbol: UNG)
United States 12 Month Oil Fund, LP	(ticker symbol: USL)
United States Heating Oil Fund, LP	(ticker symbol: UHN)

Information about these other funds is contained within the Annual Report as well as in the current UGA Prospectus. Investors in UGA who wish to receive additional information about these other funds may do so by going to their respective websites.* The websites may be found at:

www.unitedstatesoilfund.com
www.unitedstatesnaturalgasfund.com
www.unitedstates12monthoilfund.com
www.unitedstatesheatingoilfund.com

You may also call United States Commodity Funds LLC at 1-800-920-0259 to request additional information.

Thank you for your continued interest in the United States Gasoline Fund, LP.

Regards,

/s/ Nicholas Gerber
Nicholas Gerber
President and CEO
United States Commodity Funds LLC

* This letter is not an offer to buy or sell securities. Investment in any of these other funds is only made by prospectus. Please consult the relevant prospectus for a description of the risks and expenses involved in any such investment.

PRIVACY POLICY
UNITED STATES COMMODITY FUNDS, LLC

This privacy policy explains the policies of United States Commodity Funds LLC (the “General Partner”), a commodity pool operator registered with the Commodity Futures Trading Commission that serves as general partner to a number of commodity pools, including the United States Oil Fund, LP, United States 12 Month Oil Fund, LP, United States Natural Gas Fund, LP, United States Heating Oil Fund, LP, United States Gasoline Fund, LP, United States 12 Month Natural Gas Fund, LP and United States Short Oil Fund, LP (collectively, the “Funds”), relating to the collection, maintenance and use of nonpublic personal information about the Funds’ investors, as required under Federal legislation. This privacy policy applies to the nonpublic personal information of investors who are individuals and who obtain financial products or services primarily for personal, family or household purposes.

Collection of Investor Information

Units of the Funds are registered in the name of Cede & Co., as nominee for the Depository Trust Company. However, the General Partner may collect or have access to personal information about Fund investors for certain purposes relating to the operation of the Funds, including for the distribution of certain required tax reports to investors. This information may include information received from investors and information about investors’ holdings and transactions in units of the Funds.

Disclosure of Nonpublic Personal Information

The General Partner does not sell or rent investor information. The General Partner does not disclose nonpublic personal information about Fund investors, except as required by law or as described below.  Specifically, the General Partner may share nonpublic personal information in the following situations:

•
To service providers in connection with the administration and servicing of the Funds, which may include attorneys, accountants, auditors and other professionals. The General Partner may also share information in connection with the servicing or processing of Fund transactions.

•
To affiliated companies, i.e., any company that controls, is controlled by, or is under common control with the General Partner, to introduce Fund investors to other products and services that may be of value to them;

•	To respond to subpoenas, court orders, judicial process or regulatory authorities;

•	To protect against fraud, unauthorized transactions (such as money laundering), claims or other liabilities; and

•	Upon consent of an investor to release such information, including authorization to disclose such information to persons acting in a fiduciary or representative capacity on behalf of the investor.

Fund investors have no right to opt out of the General Partner’s disclosure of non-public personal information under the circumstances described above.

Protection of Investor Information

The General Partner holds Fund investor information in the strictest confidence. Accordingly, the General Partner’s policy is to require that all employees, financial professionals and companies providing services on its behalf keep client information confidential.

The General Partner maintains safeguards that comply with federal standards to protect investor information. The General Partner restricts access to the personal and account information of investors to those employees who need to know that information in the course of their job responsibilities. Third parties with whom the General Partner shares investor information must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such information physically, electronically and procedurally.

The General Partner’s privacy policy applies to both current and former investors.  The General Partner will only disclose nonpublic personal information about a former investor to the same extent as for a current investor.

Changes to Privacy Policy

The General Partner may make changes to its privacy policy in the future. The General Partner will not make any change affecting Fund investors without first sending investors a revised privacy policy describing the change. In any case, the General Partner will send Fund investors a current privacy policy at least once a year as long as they continue to be Fund investors.

UNITED STATES GASOLINE FUND, LP
A Delaware Limited Partnership

FINANCIAL STATEMENTS

For the period from February 26, 2008 (commencement of operations) to December 31, 2008 and the period from April 12, 2007 (inception) to December 31, 2007

AFFIRMATION OF THE COMMODITY POOL OPERATOR

To the Unitholders of the United States Gasoline Fund, LP

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in this Annual Report for the period from February 26, 2008 (commencement of operations) to December 31, 2008 and the period from April 12, 2007 (inception) to December 31, 2007 is accurate and complete.

By:	/s/ Nicholas Gerber
Nicholas Gerber
United States Gasoline Fund, LP
President & CEO of United States Commodity Funds LLC
(General Partner of the United States Gasoline Fund, LP)

SPICER JEFFRIES LLP
Certified Public Accountants

CERTIFIED PUBLIC ACCOUNTANTS
5251 SOUTH QUEBEC STREET, SUITE 200
GREENWOOD VILLAGE, CO 80111
TELEPHONE: (303) 753-1959
FAX: (303) 753-0338
www.spicerjeffries.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
United States Gasoline Fund, LP

We have audited the accompanying statements of financial condition of United States Gasoline Fund, LP (the “Fund”) as of December 31, 2008 and 2007, including the schedule of investments as of December 31, 2008, and the related statements of operations, changes in partners’ capital and cash flows for the period from February 26, 2008 (commencement of operations) through December 31, 2008 and the period from April 12, 2007 (inception) through December 31, 2007. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United States Gasoline Fund, LP as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the period from February 26, 2008 (commencement of operations) through December 31, 2008 and the period from April 12, 2007 (inception) through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

Greenwood Village, Colorado
March 20, 2009

United States Gasoline Fund, LP
Statements of Financial Condition
At December 31, 2008 and 2007

	2008	2007
Assets
Cash and cash equivalents	$11,691,510	$1,000
Equity in UBS Securities LLC trading accounts:
Cash	7,114,841	-
Unrealized gain on open commodity futures contracts	1,431,721	-
Receivable from general partner	126,348	-
Interest receivable	4,251	-
Total assets	$20,368,671	$1,000
Liabilities and Partners’ Capital
General Partner management fees (Note 3)	$5,902	$-
Audit and tax reporting fees payable	150,794	-
Brokerage commissions payable	1,400	-
Other liabilities	1,156	-
Total liabilities	159,252	-
Commitments and Contingencies (Notes 3, 4 and 5)
Partners’ Capital
General Partner	-	20
Limited Partners	20,209,419	980
Total Partners’ Capital	20,209,419	1,000

Total liabilities and partners’ capital	$20,368,671	$1,000

Limited Partners’ units outstanding	1,000,000	-
Net asset value per unit	$20.21	$-
Market value per unit	$19.46	$-

See accompanying notes to financial statements.

United States Gasoline Fund, LP
Schedule of Investments
At December 31, 2008

Open Futures Contracts		Gain on Open
	Number of	Commodity	% of Partners’
	Contracts	Contracts	Capital
United States Contracts
Gasoline Futures contracts, expire February 2009	453	$1,431,721	7.08

Cash Equivalents
United States - Money Market Funds	Cost	Market Value
Goldman Sachs Financial Square Funds – Government Fund	$3,031,801	3,031,801	15.00
Goldman Sachs Financial Square Funds – Treasury Instruments Fund	1,812,771	1,812,771	8.97
	$4,844,572	4,844,572	23.97
Cash		6,846,938	33.88
Total Cash and Cash Equivalents		11,691,510	57.85
Cash on deposit with broker		7,114,841	35.21
Liabilities, less receivables		(28,653)	(0.14)
Total Partners’ Capital		$20,209,419	100.00

United States Gasoline Fund, LP
Statements of Operations
For the period from February 26, 2008 (commencement of operations) to December 31, 2008 and the period from April 12, 2007 (inception) to December 31, 2007

	Period from	Period from
	February 26, 2008 to	April 12, 2007 to
	December 31, 2008	December 31, 2007
Income
Gains (losses) on trading of commodity futures contracts:
Realized losses on closed positions	$(11,364,767)	$-
Change in unrealized gains on open positions	1,431,721	-
Interest income	270,986	-
Other income	10,000	-
Total loss	(9,652,060)	-
Expenses
General Partner management fees (Note 3)	97,932	-
Brokerage commission fees	16,173	-
Audit and tax reporting fees	150,794	-
Other expenses	7,979	-
Total expenses	272,878	-
Expense waiver	(126,348)	-
Net expenses	146,530	-
Net loss	$(9,798,590)	$-
Net loss per limited partnership unit	$(29.79)	$-
Net loss per weighted average limited partnership unit	$(23.69)	$-
Weighted average limited partnership units outstanding	413,548	-

United States Gasoline Fund, LP
Statements of Changes in Partners’ Capital
For the period from February 26, 2008 (commencement of operations) to December 31, 2008 and the period from April 12, 2007 (inception) to December 31, 2007

	General Partner	Limited Partners	Total
Balances, at Inception	$-	$-	$-
Initial contribution of capital	20	980	1,000

Balances, at December 31, 2007	20	980	1,000
Addition of 1,300,000 partnership units	-	46,114,901	46,114,901
Redemption of 300,000 partnership units	(20)	(16,107,872)	(16,107,892)
Net loss	-	(9,798,590)	(9,798,590)

Balances, at December 31, 2008	$-	$20,209,419	$20,209,419

Net Asset Value Per Unit
At April 12, 2007 (inception)	$-
At February 26, 2008 (commencement of operations)	$50.00
At December 31, 2008	$20.21
See accompanying notes to financial statements.

United States Gasoline Fund, LP
Statements of Cash Flows
For the period from February 26, 2008 (commencement of operations) to December 31, 2008 and the period from April 12, 2007 (inception) to December 31, 2007

	Period from	Period from
	February 26,	April 12, 2007
	2008 to	to
	December 31,	December 31,
	2008	2007
Cash Flows from Operating Activities:
Net loss	$(9,798,590)	$-
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in commodity futures trading account - cash	(7,114,841)	-
Unrealized gains on futures contracts	(1,431,721)	-
Increase in receivable from general partner	(126,348)	-
Increase in interest receivable	(4,251)	-
Increase in General Partner management fees payable	5,902	-
Increase in audit and tax reporting fees payable	150,794	-
Increase in brokerage commission fees payable	1,400	-
Increase in other liabilities	1,156	-
Net cash used in operating activities	(18,316,499)	-

Cash Flows from Financing Activities:
Subscription of partnership units	46,114,901	1,000
Redemption of partnership units	(16,107,892)	-

Net cash provided by financing activities	30,007,009	1,000
Net Increase in Cash and Cash Equivalents	11,690,510	1,000

Cash and Cash Equivalents, beginning of period	1,000	-
Cash and Cash Equivalents, end of period	$11,691,510	$1,000
See accompanying notes to financial statements.

United States Gasoline Fund, LP
Notes to Financial Statements
For the period from February 26, 2008 (commencement of operations) to December 31, 2008 and the period from April 12, 2007 (inception) to December 31, 2007

NOTE 1 - ORGANIZATION AND BUSINESS

The United States Gasoline Fund, LP (“UGA”), was organized as a limited partnership under the laws of the state of Delaware on April 12, 2007. UGA is a commodity pool that issues units that may be purchased and sold on the NYSE Arca, Inc. (the “NYSE Arca”). Prior to November 25, 2008, UGA’s units traded on the American Stock Exchange (the “AMEX”). UGA will continue in perpetuity, unless terminated sooner upon the occurrence of one or more events as described in its Amended and Restated Agreement of Limited Partnership dated as of February 11, 2008 (the “LP Agreement”). The investment objective of UGA is for the changes in percentage terms of its net asset value to reflect the changes in percentage terms of the price of gasoline (also known as reformulated gasoline blendstock for oxygen blending, or “RBOB”) for delivery to the New York harbor as measured by the changes in the price of the futures contract on gasoline as traded on the New York Mercantile Exchange (the “NYMEX”) that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case the futures contract will be the next month contract to expire, less UGA’s expenses. UGA accomplishes its objective through investments in futures contracts for gasoline, crude oil, natural gas, heating oil and other petroleum-based fuels that are traded on the NYMEX, ICE Futures or other U.S. and foreign exchanges (collectively, “Futures Contracts”) and other gasoline-related investments such as cash-settled options on Futures Contracts, forward contracts for gasoline and over-the-counter transactions that are based on the price of gasoline, crude oil and other petroleum-based fuels, Futures Contracts and indices based on the foregoing (collectively, “Other Gasoline-Related Investments”). As of December 31, 2008, UGA held 453 Futures Contracts traded on the NYMEX.

UGA commenced investment operations on February 26, 2008 and has a fiscal year ending on December 31. United States Commodity Funds LLC (formerly known as Victoria Bay Asset Management, LLC) (the “General Partner”) is responsible for the management of UGA. The General Partner is a member of the National Futures Association (the “NFA”) and became a commodity pool operator with the Commodity Futures Trading Commission effective December 1, 2005. The General Partner is also the general partner of the United States Oil Fund, LP (“USOF”), the United States Natural Gas Fund, LP (“USNG”), the United States 12 Month Oil Fund, LP (“US12OF”) and the United States Heating Oil Fund, LP (“USHO”), which listed their limited partnership units on the AMEX under the ticker symbols ”USO” on April 10, 2006, “UNG” on April 18, 2007, “USL” on December 6, 2007 and “UHN” on April 9, 2008, respectively. As a result of the acquisition of the AMEX by NYSE Euronext, each of USOF’s, USNG’s, UGA’s and USHO’s units commenced trading on the NYSE Arca on November 25, 2008.

UGA issues limited partnership interests (“units”) to certain authorized purchasers (“Authorized Purchasers”) by offering baskets consisting of 100,000 units (“Creation Baskets”) through ALPS Distributors, Inc. (the “Marketing Agent”). The purchase price for a Creation Basket is based upon the net asset value of a unit determined as of the earlier of the close of the New York Stock Exchange (the “NYSE”) or 4:00 p.m. New York time on the day the order to create the basket is properly received.

In addition, Authorized Purchasers pay UGA a $1,000 fee for each order to create one or more Creation Baskets. Units may be purchased or sold on a nationally recognized securities exchange in smaller increments than a Creation Basket. Units purchased or sold on a nationally recognized securities exchange are not purchased or sold at the net asset value of UGA but rather at market prices quoted on such exchange.

In November 2007, UGA initially registered 30,000,000 units on Form S-1 with the U.S. Securities and Exchange Commission (the “SEC”). On February 26, 2008, UGA listed its units on the AMEX under the ticker symbol “UGA”. On that day, UGA established its initial net asset value by setting the price at $50.00 per unit and issued 300,000 units in exchange for $15,001,000. UGA also commenced investment operations on February 26, 2008 by purchasing Futures Contracts traded on the NYMEX based on gasoline. As a result of the acquisition of the AMEX by NYSE Euronext, UGA’s units commenced trading on the NYSE Arca on November 25, 2008. As of December 31, 2008, UGA had registered a total of 30,000,000 units.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Commodity futures contracts, forward contracts, physical commodities, and related options are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized gains or losses on open contracts are reflected in the statement of financial condition and in the difference between the original contract amount and the market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements. Changes in the unrealized gains or losses between periods are reflected in the statement of operations. UGA earns interest on its assets denominated in U.S. dollars on deposit with the futures commission merchant at the 90-day Treasury bill rate. In addition, UGA earns interest on funds held at the custodian at prevailing market rates earned on such investments.

Brokerage Commissions

Brokerage commissions on all open commodity futures contracts are accrued on a full-turn basis.

Income Taxes

UGA is not subject to federal income taxes; each partner reports his/her allocable share of income, gain, loss deductions or credits on his/her own income tax return.

Additions and Redemptions

Authorized Purchasers may purchase Creation Baskets or redeem units (“Redemption Baskets”) only in blocks of 100,000 units equal to the net asset value of the units determined as of the earlier of the close of the NYSE or 4:00 p.m. New York time on the day the order is placed.

UGA records units sold or redeemed one business day after the trade date of the purchase or redemption. The amounts due from Authorized Purchasers are reflected in UGA’s statement of financial condition as receivable for units sold, and amounts payable to Authorized Purchasers upon redemption are reflected as payable for units redeemed.

Partnership Capital and Allocation of Partnership Income and Losses

Profit or loss shall be allocated among the partners of UGA in proportion to the number of units each partner holds as of the close of each month. The General Partner may revise, alter or otherwise modify this method of allocation as described in the LP Agreement.

Calculation of Net Asset Value

UGA calculates its net asset value on each trading day by taking the current market value of its total assets, subtracting any liabilities and dividing the amount by the total number of units issued and outstanding. UGA uses the closing price for the contracts on the relevant exchange on that day to determine the value of contracts held on such exchange.

Net Income (Loss) per Unit

Net income (loss) per unit is the difference between the net asset value per unit at the beginning of each period and at the end of each period. The weighted average number of units outstanding was computed for purposes of disclosing net income (loss) per weighted average unit. The weighted average units are equal to the number of units outstanding at the end of the period, adjusted proportionately for units redeemed based on the amount of time the units were outstanding during such period. There were no units held by the General Partner at December 31, 2008.

Offering Costs

Offering costs incurred in connection with the registration of additional units after the initial registration of units are borne by UGA. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated therewith. These costs will be accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight line basis or a shorter period if warranted.

Cash Equivalents

Cash and cash equivalents include money market funds and overnight deposits or time deposits with original maturity dates of three months or less.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires UGA’s management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

NOTE 3 - FEES PAID BY THE FUND AND RELATED PARTY TRANSACTIONS

General Partner Management Fee

Under the LP Agreement, the General Partner is responsible for investing the assets of UGA in accordance with the objectives and policies of UGA. In addition, the General Partner has arranged for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to UGA. For these services, UGA is contractually obligated to pay the General Partner a fee, which is paid monthly and based on average daily net assets, that is equal to 0.60% per annum on average daily net assets.

Ongoing Registration Fees and Other Offering Expenses

UGA pays all costs and expenses associated with the ongoing registration of units subsequent to the initial offering. These costs include registration or other fees paid to regulatory agencies in connection with the offer and sale of units, and all legal, accounting, printing and other expenses associated with such offer and sale. For the period from February 26, 2008 (commencement of operations) to December 31, 2008 and the period from April 12, 2007 (inception) to December 31, 2007, UGA incurred $0 and $0, respectively, in registration fees and other offering expenses.

Directors’ Fees

UGA is responsible for paying the fees and expenses, including directors’ and officers’ liability insurance, of the independent directors of the General Partner who are also audit committee members. During the period from February 26, 2008 (commencement of operations) to December 31, 2008, UGA shared these fees with USOF, USNG, US12OF and USHO based on the relative assets of each fund, computed on a daily basis. These fees for calendar year 2008 amounted to a total of $282,000 for all five funds, and UGA’s portion of such fees was $2,759. For the period from April 12, 2007 (inception) to December 31, 2007, these fees were $286,000 and UGA’s portion of such fees was $0.

Licensing Fees

As discussed in Note 4, UGA entered into a licensing agreement with the NYMEX on May 30, 2007. The agreement has an effective date of April 10, 2006. Pursuant to the agreement, UGA and the affiliated funds managed by the General Partner pay a licensing fee that is equal to 0.04% for the first $1,000,000,000 of combined assets of the funds and 0.02% for combined assets above $1,000,000,000. During the period from February 26, 2008 (commencement of operations) to December 31, 2008 and the period from April 12, 2007 (inception) to December 31, 2007, UGA incurred $5,219 and $0, respectively, under this arrangement.

Investor Tax Reporting Cost

The fees and expenses associated with UGA’s audit expenses and tax accounting and reporting requirements, with the exception of certain initial implementation service fees and base service fees which were borne by the General Partner, are paid by UGA. The General Partner, though under no obligation to do so, agreed to pay certain expenses, including those relating to audit expenses and tax accounting and reporting requirements normally borne by UGA to the extent that such expenses exceeded 0.15% (15 basis points) of UGA’s NAV, on an annualized basis, through December 31, 2008.  The General Partner has no obligation to continue such payment into subsequent years. The total amount of these costs to be paid by the General Partner and UGA is estimated to be $126,348 for the year ended December 31, 2008.

Other Expenses and Fees

In addition to the fees described above, UGA pays all brokerage fees, taxes and other expenses in connection with the operation of UGA, excluding costs and expenses paid by the General Partner as outlined in Note 4.

NOTE 4 - CONTRACTS AND AGREEMENTS

UGA is party to a marketing agent agreement, dated as of January 18, 2008, with the Marketing Agent, whereby the Marketing Agent provides certain marketing services for UGA as outlined in the agreement. The fee of the Marketing Agent, which is borne by the General Partner, is equal to 0.06% on UGA’s assets up to $3 billion; and 0.04% on UGA’s assets in excess of $3 billion.

The above fees do not include the following expenses, which are also borne by the General Partner: the cost of placing advertisements in various periodicals; web construction and development; or the printing and production of various marketing materials.

UGA is also party to a custodian agreement, dated January 16, 2008, with Brown Brothers Harriman & Co. (“BBH&Co.”), whereby BBH&Co. holds investments on behalf of UGA. The General Partner pays the fees of the custodian, which are determined by the parties from time to time. In addition, UGA is party to an administrative agency agreement, dated February 7, 2008, with the General Partner and BBH&Co., whereby BBH&Co. acts as the administrative agent, transfer agent and registrar for UGA. The General Partner also pays the fees of BBH&Co. for its services under this agreement and such fees are determined by the parties from time to time.

Currently, the General Partner pays BBH&Co. for its services, in the foregoing capacities, the greater of a minimum amount of $75,000 annually for its custody, fund accounting and fund administration services rendered to all funds, as well as a $20,000 annual fee for its transfer agency services. In addition, an asset-based charge of (a) 0.06% for the first $500 million of UGA’s, USOF’s, USNG’s, US12OF’s and USHO’s combined net assets, (b) 0.0465% for UGA’s, USOF’s, USNG’s, US12OF’s and USHO’s combined net assets greater than $500 million but less than $1 billion, and (c) 0.035% once UGA’s, USOF’s, USNG’s, US12OF’s and USHO’s combined net assets exceed $1 billion. The annual minimum amount will not apply if the asset-based charge for all accounts in the aggregate exceeds $75,000. The General Partner also pays transaction fees ranging from $7.00 to $15.00 per transaction.

UGA has entered into a brokerage agreement with UBS Securities LLC (“UBS Securities”). The agreement requires UBS Securities to provide services to UGA in connection with the purchase and sale of Futures Contracts and Other Gasoline-Related Investments that may be purchased and sold by or through UBS Securities for UGA’s account. The agreement provides that UBS Securities charge UGA commissions of approximately $7 per round-turn trade, plus applicable exchange and NFA fees for Futures Contracts and options on Futures Contracts.

UGA invests primarily in Futures Contracts traded on the NYMEX. On May 30, 2007, UGA and the NYMEX entered into a license agreement whereby UGA was granted a non-exclusive license to use certain of the NYMEX’s settlement prices and service marks. The agreement has an effective date of April 10, 2006. Under the license agreement, UGA and the affiliated funds managed by the General Partner pay the NYMEX an asset-based fee for the license, the terms of which are described in Note 3.

UGA expressly disclaims any association with the NYMEX or endorsement of UGA by the NYMEX and acknowledges that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of the NYMEX.

NOTE 5 - FINANCIAL INSTRUMENTS, OFF-BALANCE SHEET RISKS AND CONTINGENCIES

UGA engages in the trading of Futures Contracts and options on Futures Contracts (collectively, “derivatives”). UGA is exposed to both market risk, which is the risk arising from changes in the market value of the contracts, and credit risk, which is the risk of failure by another party to perform according to the terms of a contract.

All of the contracts currently traded by UGA are exchange-traded. The risks associated with exchange-traded contracts are generally perceived to be less than those associated with over-the-counter transactions since, in over-the-counter transactions, UGA must rely solely on the credit of its respective individual counterparties. However, in the future, if UGA were to enter into non-exchange traded contracts, it would be subject to the credit risk associated with counterparty non-performance. The credit risk from counterparty non-performance associated with such instruments is the net unrealized gain, if any. UGA also has credit risk since the sole counterparty to all domestic and foreign futures contracts is the exchange on which the relevant contracts are traded. In addition, UGA bears the risk of financial failure by the clearing broker.

The purchase and sale of futures and options on futures contracts require margin deposits with a futures commission merchant. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a futures commission merchant to segregate all customer transactions and assets from the futures commission merchant’s proprietary activities.

UGA’s cash and other property, such as U.S. Treasuries, deposited with a futures commission merchant are considered commingled with all other customer funds subject to the futures commission merchant’s segregation requirements. In the event of a futures commission merchant’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited. The insolvency of a futures commission merchant could result in the complete loss of UGA’s assets posted with that futures commission merchant; however, the vast majority of UGA’s assets are held in Treasuries, cash and/or cash equivalents with UGA’s custodian and would not be impacted by the insolvency of a futures commission merchant. Also, the failure or insolvency of UGA’s custodian could result in a substantial loss of UGA’s assets.

UGA invests its cash in money market funds that seek to maintain a stable net asset value. UGA is exposed to any risk of loss associated with an investment in these money market funds. As of December 31, 2008, UGA had deposits in domestic and foreign financial institutions, including cash investments in money market funds, in the amount of $18,806,351. This amount is subject to loss should these institutions cease operations.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, UGA is exposed to a market risk equal to the value of futures contracts purchased and unlimited liability on such contracts sold short. As both a buyer and a seller of options, UGA pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option.

UGA’s policy is to continuously monitor its exposure to market and counterparty risk through the use of a variety of financial, position and credit exposure reporting controls and procedures. In addition, UGA has a policy of requiring review of the credit standing of each broker or counterparty with which it conducts business.

The financial instruments held by UGA are reported in its statement of financial condition at market or fair value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturity.

NOTE 6 - FINANCIAL HIGHLIGHTS

The following table presents per unit performance data and other supplemental financial data for the period from February 26, 2008 (commencement of operations) to December 31, 2008 and the period from April 12, 2007 (inception) to December 31, 2007. This information has been derived from information presented in the financial statements.

	For the period from	For the period from
	February 26, 2008 to	April 12, 2007 to
	December 31,2008	December 31, 2007
Per Unit Operating Performance:

Net asset value, beginning of period	$50.00	$-
Total loss	(29.44)	-
Net expenses	(0.35)	-
Net decrease in net asset value	(29.79)	-
Net asset value, end of period	$20.21	$-

Total Return	(59.58)%	-%

Ratios to Average Net Assets
Total loss	(50.09)%	-%
Management fees	0.60%	-%
Total expenses excluding management fees	1.07%	-%
Expenses waived	0.77%*	-%
Net expenses excluding management fees	0.30%*	-%
Net loss	(50.85)%	-%
*Annualized

Total returns are calculated based on the change in value during the period. An individual limited partner’s total return and ratio may vary from the above total returns and ratios based on the timing of contributions to and withdrawals from UGA.

NOTE 7 - QUARTERLY FINANCIAL DATA (Unaudited)

The following summarized (unaudited) quarterly financial information presents the results of operations and other data for three-month periods ended March 31, June 30, September 30 and December 31, 2008 and 2007.

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
	2008	2008	2008	2008
Total Income (Loss)	$(626,337)	$6,213,819	$(7,086,745)	$(8,152,797)
Total Expenses	12,513	169,233	137,198	(46,066)
Expense Waivers	-	(115,094)	(81,054)	69,800
Net Expenses	12,513	54,139	56,144	23,734
Net Income (Loss)	$(638,850)	$6,159,680	$(7,142,889)	$(8,176,531)
Net Income (Loss) per Unit	$(1.47)	$16.70	$(15.67)	$(29.35)

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
	2007	2007	2007	2007
Total Income (Loss)	$-	$-	$-	$-
Total Expenses	-	-	-	-
Net Income (Loss)	$-	$-	$-	$-
Net Income (Loss) per Unit	$-	$-	$-	$-

NOTE 8 - FAIR VALUE OF FINANCIAL INSTRUMENTS

Effective January 1, 2008, UGA adopted FAS 157 - Fair Value Measurements (“FAS 157” or the “Statement”). FAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurement. The changes to current practice resulting from the application of the Statement relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurement. The Statement establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from sources independent of UGA (observable inputs) and (2) UGA’s own assumptions about market participant assumptions developed based on the best information available under the circumstances (unobservable inputs). The three levels defined by the FAS 157 hierarchy are as follows:

Level I – Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level II – Inputs other than quoted prices included within Level I that are observable for the asset or liability, either directly or indirectly. Level II assets include the following: quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market-corroborated inputs).

Level III – Unobservable pricing input at the measurement date for the asset or liability. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available.

In some instances, the inputs used to measure fair value might fall in different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined based on the lowest input level that is significant to the fair value measurement in its entirety.

The following table summarizes the valuation of UGA’s securities at December 31, 2008 using the fair value hierarchy:

At December 31, 2008	Total	Level I	Level II	Level III

Investments	$4,844,572	$4,844,572	$-	$-
Derivative assets	1,431,721	1,431,721	-	-

NOTE 9 – RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In March 2008, Statement of Financial Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS 161”), was issued and became effective for fiscal years that began after November 15, 2008. SFAS 161 requires enhanced disclosures to provide information about the reasons UGA invests in derivative instruments, the accounting treatment of derivative instruments and the effect derivatives have on UGA’s financial performance. The General Partner is currently evaluating the impact the adoption of SFAS 161 will have on UGA’s financial statement disclosures.